As filed with the Securities and Exchange Commission on December 17, 2001
                                                 Registration No.333-_______
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       ___________________
                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                          AIRGAS, INC.
     ______________________________________________________
     (Exact name of registrant as specified in its charter)

      Delaware                                     56-0732648
_______________________________      _______________________________________
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
incorporation or organization)

259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania                                 19087-5283
________________________________________          _________________
(Address of Principal Executive Offices)             (Zip Code)

                          AIRGAS, INC.
                   DEFERRED COMPENSATION PLAN
            ________________________________________
                    (Full Title of the Plan)
                     TODD R. CRAUN, ESQUIRE
                          AIRGAS, INC.
                          Radnor Court
            259 North Radnor-Chester Road, Suite 100
                 Radnor, Pennsylvania 19087-5283
             _______________________________________
             (Name and address of agent for service)

                         (610) 687-5253
  _____________________________________________________________
  (Telephone number, including area code, of agent for service)
                        _________________

                           Copies to:
                     DAVID F. JONES, ESQUIRE
                             DECHERT
                    4000 Bell Atlantic Tower
                          1717 Arch Street
                   Philadelphia, PA  19103-2793
                         (215) 994-4000

                     CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
  Title of           Amount to      Maximum      Maximum       Amount of
Securities to           be         Offering     Aggregate    Registration
be Registered (1)    Registered    Price per    Offering        Fee (3)
                                   Obligation   Price (2)
-----------------    ----------    ----------   ---------    ------------
Deferred
Compensation
Obligations          $6,000,000    100%         $6,000,000    $1,434
-------------------------------------------------------------------------

     (1) The deferred compensation obligations are unsecured obligations of Airgas, Inc. (the "Company") to pay deferred compensation in the future in accordance with the terms of the Airgas, Inc. Deferred Compensation Plan for certain eligible employees.
     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the maximum amount of compensation, which may be deferred under the Airgas, Inc. Deferred Compensation Plan.
     (3)  Calculated pursuant to Section 6(b) of the Securities Act of
          1933, as amended, as follows: Proposed maximum aggregate offering price multiplied by 0.000239.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended March 31, 2001, filed on June 13, 2001 pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "1934
Act"); and

     (b)  All other reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the 1934 Act since the end of the Company's fiscal year ended March 31, 2001.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof, prior to the end of this offering shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 4.   Description of Securities.

     Under the Airgas, Inc. Deferred Compensation Plan (the "Plan"), the Registrant will provide eligible employees the opportunity to enter into agreements for the deferral of a specified percentage of their annual compensation and/or bonus award. The obligations of the Registrant under such agreements (the "Obligations") will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant, from time to time outstanding. The amount of compensation and/or bonus award to be deferred by each participatory employee (a "Participant") will be determined in accordance with the Plan based on elections by each Participant.

     Participants may choose to have deferred amounts credited to a Retirement Account and/or an In-Service Account. A Retirement Account is designed to provide funds to the Participant after retirement or termination of employment with the Company. An In-Service Account is designed to provide funds to the Participant at a specified future date while still employed by the Company (for example, at the time of college tuition). The Company may also credit "discretionary contributions" to Participants' Accounts in such amounts as it determines appropriate in its sole discretion. A participant who suffers a severe financial hardship may also request that the Committee responsible for administering the Plan grant a hardship withdrawal.

     Participants will make elections as to how their respective Account balances shall be deemed invested among several options available under the Plan. Participant Accounts will be credited with earnings, gains and losses as if the deferred amounts were actually invested in accordance with the Participant's investment elections.

     Amounts credited to a Retirement Account will be payable within 60 days after the date on which the Participant terminates employment for any reason, including death, disability, retirement or termination of employment for any reason. The payment of the obligation shall be in a lump-sum distribution, or in equal annual installments over a one to ten-year period, at the election of the Participant, made in accordance with the terms of the Plan. Amounts credited to an In-Service Account will be payable within 60 days after the date elected by the Participant in accordance with the terms of the Plan.

     There is no trading market for the Obligations. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void. The Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations. The Registrant may establish a grantor, or "rabbi", trust to serve as a source of funds from which it can satisfy the obligations. Participants in the Plan will have no rights to any assets held by a rabbi trust, except as general creditors of the Registrant. Assets of any rabbi trust will at all times be subject to the claims of the Registrant's general creditors.


Item 5.   Interests of Named Experts and Counsel.

     Not applicable.


Item 6.   Indemnification of Directors and Officers.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The certificate also provides that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.


Item 7.   Exemption From Registration Claimed.

     None.


Item 8.   Exhibits.

     4    Airgas, Inc. Deferred Compensation Plan.

     5    Opinion of Dechert.

     23.1 Consent of KPMG LLP (included in Part II of the Registration
          Statement).

     23.2 Consent of Dechert (included in Exhibit 5).

     24 Power of Attorney (see signature page in Part II of the Registration Statement).


Item 9.   Undertakings.

Undertakings required by Item 512(a) of Regulation S-K:

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

Undertakings required by Item 512(b) of Regulation S-K:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on the 17th day of December, 2001.


                                        AIRGAS, INC.


                              By: /S/ PETER McCAUSLAND
                              Peter McCausland
                              Director, Chairman of the Board and
                              Chief Executive Officer


                              By: /S/ ROGER F. MILLAY
                              Roger F. Millay
                              Senior Vice President - Finance and
                              Chief Financial Officer
                              (Principal Financial Officer)


                              By: /S/ ROBERT M. McLAUGHLIN
                              Robert M. McLaughlin
                              Vice President and Controller
                              (Principal Accounting Officer)

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Todd R. Craun and Roger F. Millay, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

     Signature                Title               Date
     ---------                -----               ----


/S/W. THACHER BROWN
W. Thacher Brown              Director            December 17, 2001


/S/FRANK B. FOSTER, III
Frank B. Foster, III          Director            December 17, 2001


/S/JAMES W. HOVEY
James W. Hovey                Director            December 17, 2001


/S/JOHN A. H. SHOBER
John A. H. Shober             Director            December 17, 2001


/S/PAULA A. SNEED
Paula A. Sneed                Director            December 17, 2001


/S/DAVID M. STOUT
David M. Stout                Director            December 17, 2001


/S/LEE M. THOMAS
Lee M. Thomas                 Director            December 17, 2001


/S/ROBERT L. YOHE
Robert L. Yohe                Director            December 17, 2001